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                                                                EXHIBIT 23.2


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference to our firm and to our report effective December 31, 1994; December 31, 1995; and December 31, 1996, in the Prospectus constituting part of the Registration Statement on Form S-3 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about October 15, 1997.


                                NETHERLAND, SEWELL & ASSOCIATES, INC.


                                /s/ CLARENCE M. NETHERLAND
                                ------------------------------------
                                Clarence M. Netherland
                                Chairman

Dallas, Texas
October 15, 1997